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CREDIT | FIRST                   CREDIT SUISSE FIRST BOSTON CORPORATION
SUISSE | BOSTON                  Eleven Madison Avenue
                                 New York, New York 10010 Telephone 212 325 2000


                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
                                       of
                             ALBA-WALDENSIAN, INC.
                                       at
                              $18.50 NET PER SHARE
                                       by
                             AWS ACQUISITION CORP.
                           a wholly-owned subsidiary
                                       of
                           TEFRON U.S. HOLDINGS CORP.
                           a wholly-owned subsidiary
                                       of
                                  TEFRON LTD.

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    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
     CITY TIME, ON MONDAY, DECEMBER 13, 1999, UNLESS THE OFFER IS EXTENDED.
   ------------------------------------------------------------------------

                                                               November 12, 1999

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:


     We have been engaged by AWS Acquisition Corp., a Delaware corporation (the "Purchaser"), and a wholly-owned subsidiary of Tefron U.S. Holdings Corp., a Delaware corporation ("Parent"), and a wholly-owned subsidiary of Tefron Ltd., a corporation organized under the laws of the State of Israel ("Tefron"), to act as Dealer Manager in connection with the Purchaser's offer to purchase all outstanding shares of Common Stock, par value $2.50 per share (the "Shares"), of Alba-Waldensian, Inc., a Delaware corporation (the "Company"), at a purchase price of $18.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 12, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of November 8, 1999, by and among Purchaser, Parent and the Company.


     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE SATISFACTION OR WAIVER OF CERTAIN CONDITIONS, INCLUDING (1) THERE BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE) THAT NUMBER OF SHARES WHICH CONSTITUTE A MAJORITY OF THE SHARES OUTSTANDING ON A FULLY DILUTED BASIS ON THE DATE OF PURCHASE (THE "MINIMUM CONDITION") AND (2) THE EXPIRATION OR TERMINATION OF ALL WAITING PERIODS UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED (THE "HSR ACT"). THE OFFER IS ALSO SUBJECT TO CERTAIN OTHER

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CONDITIONS SET FORTH IN THE OFFER TO PURCHASE AND WILL EXPIRE AT
12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, DECEMBER 13, 1999, UNLESS EXTENDED. SEE SECTIONS 1, 11 AND 14 OF THE OFFER TO PURCHASE.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1.  The Offer to Purchase, dated November 12, 1999.

          2. The Letter of Transmittal for your use to tender Shares and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares.

          3. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

          4. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if certificates for Shares ("Share Certificates") and all other required documents are not immediately available or cannot be delivered to First Union National Bank (the "Depositary") by the Expiration Date or if the procedure for book-entry transfer cannot be completed by the Expiration Date.

          5. A letter to stockholders from the Secretary of the Company accompanied by the Company's Solicitation/Recommendation Statement on
     Schedule 14D-9.

          6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, DECEMBER 13, 1999, UNLESS THE OFFER IS EXTENDED.

     Please note the following:

          1. The Offer price is $18.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

          2. The board of directors of the Company has unanimously determined that the Offer and the Merger (as defined in the Offer to Purchase) are fair to, and in the best interests of, the Company's stockholders, has approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger, and recommends that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer.

          3. The Offer is conditioned upon, among other things, those matters set forth above.

          4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, December 13, 1999, unless the Offer is extended.

          5.  The Offer is being made for all of the outstanding Shares.

          6. Tendering stockholders who hold Shares in their names will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, backup federal income tax withholding at a rate of 31% may be required, unless an exemption applies or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

          7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share Certificates (or a timely Book-Entry Confirmation (as defined in Section 3 to the Offer to Purchase) with respect to), (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment to all tendering stockholders may not be

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     made at the same time depending upon when Share Certificates or Book-Entry
     Confirmation with respect to Shares are actually received by the Depositary.

     In order to accept the Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent's Message in connection with a book-entry delivery of Shares, and any other required documents should be sent to the Depositary and either Share Certificates representing the tendered Shares should be delivered to the Depositary, or Shares should be tendered by book-entry transfer into the Depositary's account maintained at The Depository Trust Company, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     If holders of Shares wish to tender, but it is impracticable for them to forward their Share Certificates or other required documents on or prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in Section 3 of the Offer to Purchase.

     The Purchaser will not pay any commissions or fees to any broker, dealer or other person (other than the Information Agent and the Dealer Manager) for soliciting tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Purchaser will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Offer should be addressed to the undersigned at the address and telephone numbers set forth on the back cover of the Offer to Purchase. Requests for additional copies of the enclosed materials may be directed to the Information Agent, D.F. King & Co., Inc., at its address and telephone numbers set forth on the back cover of the Offer to Purchase.

                                  Very truly yours,
                                  CREDIT SUISSE FIRST BOSTON CORPORATION

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF TEFRON LTD., PARENT, THE PURCHASER, THE COMPANY, THE DEPOSITARY OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.